Exhibit 10.1

2016 Retention Award

[Name, Title]

The Compensation Committee of Cooper-Standard’s Board of Directors has approved a one-time retention award with performance conditions. Cooper-Standard has a strong desire to keep you with the Company, focused on fully executing the Company’s strategy. Your 2016 retention award includes:

Grant Date	Award Value	Vesting	Performance Metric	Payout Denomination
July 26, 2016	[XXXXXX] USD	100% on July 26, 2019 (subject to continued employment and performance achievement)	Above Median Relative Total Shareholder Return (TSR)	Cooper-Standard Common Stock (if performance is met))

Enclosed with this letter are terms of your retention award and a list of the beginning Comparator Group to be used for the relative total shareholder return comparison.

Congratulations, I am pleased to include you in this special award and look forward to your continued participation in our future success.

Jeffrey S. Edwards
Chairman and Chief Executive Officer

Enclosures

COOPER-STANDARD HOLDINGS
Special Relative TSR Award Term Sheet

•	Type of Award: Cash-denominated and stock-settled

•	Grant Frequency: One-time, special grant to selected executives

•	Vesting: 100% on the third anniversary of the grant date, subject to continued service

•	Performance Period: Three years, beginning on the grant date

•	Size of Individual Awards: Target dollar value as recommended by the CEO

•	Performance Goal: Award is earned if Cooper-Standard’s relative total shareholder return (“TSR”) during the Performance Period is above the median of the Comparator Group as defined below

•	TSR Calculation Methodology: As follows:

—	TSR Beginning Stock Price Calculation – average closing stock price for the 20 trading days immediately prior to the beginning of the Performance Period (for Cooper-Standard and the Comparator Group)

—	TSR Ending Stock Price Calculation – average closing stock price for the last 20 trading days of the Performance Period (for Cooper-Standard and the Comparator Group)

—	Treatment of Dividends in TSR Calculation – TSR calculation will assume reinvestment of dividends on the ex-dividend date (for Cooper-Standard and the Comparator Group, where applicable)

•
Comparator Group: The Comparator Group is the subset of companies in Cooper-Standard’s 6-digit Global Industry Classification Standard (GICS) code (251010 – Automobile Components) that have revenues and market capitalizations of at least $250M

—
Refer to the Exhibit for the 26 companies in the Comparator Group along with corresponding size measure detail (size is not as relevant for relative TSR comparisons as it is for benchmarking compensation levels)

•
Changes in the Comparator Group During Performance Period: The Comparator Group will be fixed based on index constituents at the beginning of the Performance Period; the following adjustments will apply to ensure a balanced assessment of relative performance:

—	Comparator Group companies that are acquired/merged during the Performance Period will be removed when calculating Cooper-Standard’s relative TSR percentile rank

—	Comparator Group companies that file for bankruptcy during the Performance Period would be treated as the worst performers for purposes of determining Cooper-Standard’s relative TSR percentile rank

•
Payout/Settlement Details: If relative TSR is above the median of the Comparator Group, the recipient will receive a number of shares equal to the target dollar value divided by the closing stock price on the vesting date; payout to be made as soon as administratively feasible following the Performance Period

•	Tax Deductibility: The awards would be considered performance-based compensation under IRC Section 162(m) and thus will be tax-deductible to the Company

•	Clawback: Earned awards would be subject to the Company’s clawback policy, if applicable

•	Termination Provisions: Forfeiture for termination of service for any reason (other than a change-in-control termination, as noted below)

•	Change-in-Control (“CIC”): Awards convert to time-vested cash upon a CIC and vest on the original vesting date, without pro-ration

—	Conversion to time-vested cash occurs assuming target performance if the CIC occurs in the first year of the performance period, otherwise based on relative TSR performance through the CIC date

—	Time-vested cash accelerates in the event of an involuntary termination without Cause within 24 months of the CIC date

—	If awards are not assumed/substituted by the acquiring, the award will vest immediately, using the same determination of performance indicated in this section above

Exhibit

COOPER-STANDARD
Comparator Group - Size Measures
($mil)

		Market
Company	Revenue (1)	Cap (2)

American Axle & Manufacturing Holdings Inc.	$3,903	$1,108
Autoliv, Inc.	9,713	9,479
BorgWarner Inc.	8,308	6,424
Cooper Tire & Rubber Co.	2,959	1,645
Dana Holding Corporation	5,838	1,562
Delphi Automotive PLC	15,419	17,088
Dorman Products, Inc.	823	1,980
Drew Industries Incorporated	1,464	2,079
Federal-Mogul Holdings Corporation	7,481	1,405
Fox Factory Holding Corp	379	635
Gentex Corp.	1,625	4,462
Gentherm Incorporated	865	1,248
Johnson Controls Inc.	36,225	28,697
Lear Corp.	18,353	7,507
Magna International Inc.	33,262	13,774
Metaldyne Performance Group Inc.	3,022	932
Modine Manufacturing Company	1,353	417
Motorcar Parts of America, Inc.	369	504
Spartan Motors Inc.	556	250
Standard Motor Products Inc.	983	903
Stoneridge Inc.	645	416
Superior Industries International, Inc.	740	680
Tenneco Inc.	8,322	2,670
The Goodyear Tire & Rubber Company	16,110	6,824
Tower International, Inc.	1,971	436
Visteon Corporation	3,231	2,238

26 Companies
75th Percentile	$8,318	$5,934
Median	2,991	1,603
25th Percentile	895	736

Cooper-Standard	$3,405	$1,359
-- Percent Rank	57%	43%

Notes:
Source: Standard & Poor's Capital IQ Database
(1) Most recently reported four quarters
(2) As of June 30, 2016